Exhibit 99.1

Proofpoint Announces First Quarter 2012 Financial Results

•                        Total revenue of $24.6 million, up 31% year-over year

•                        Subscription revenue of $23.3 million, up 45% year-over-year

•                        Billings of $23.9 million, up 25% year-over-year

•                        GAAP net loss of $4.8 million compared to $5.1 million in the same period last year

•                        Non-GAAP net loss improves to $2.0 million from $2.8 million in the same period last year

•                        Operating cash flow of $0.2 million during the first quarter

SUNNYVALE, Calif., — May 17, 2012 — Proofpoint, Inc. (NASDAQ: PFPT), a leading provider of security-as-a-service solutions, today announced financial results for the first quarter ended March 31, 2012.

“We are very pleased with our strong first quarter performance which was highlighted by robust revenue and billings growth,” stated Gary Steele, chief executive officer of Proofpoint.  “We continue to gain market share as a result of our differentiated Security-as-a-Service platform, as evidenced by our 45% growth in subscription revenue for the first quarter.”

Steele continued, “The completion of our initial public offering was an important milestone for our company.  Proofpoint now has greater brand awareness and enhanced resources to execute its growth strategy and further extend its leadership position in the data security market. There are numerous opportunities for Proofpoint to continue to drive strong growth over the longer term, including the introduction of new products, entering new geographies, and expanding into adjacent security markets.”

First Quarter 2012 Financial Highlights

•                  Revenue: Total revenue for the first quarter of 2012 was $24.6 million, an increase of 31% compared to $18.8 million in the prior-year period. Within total revenue, subscription revenue was $23.3 million, an increase of 45% on a year-over-year basis.  Hardware and services revenue contributed the remaining $1.3 million of total revenue for the first quarter of 2012.

•                  Billings: Total billings were $23.9 million for the first quarter of 2012, an increase of 25% compared to the first quarter of 2011. The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•                  Gross Profit: GAAP gross profit for the first quarter was $16.2 million compared to gross profit of $11.4 million for the first quarter of 2011. Non-GAAP gross profit for the quarter was $17.5 million compared to $12.4 million in the year ago period.  Non-GAAP gross margin was 71% for the first quarter of 2012, compared to 66% during the same period last year.

•                  Operating Loss: GAAP operating loss for the first quarter totaled $4.6 million compared to a loss of $5.1 million during the first quarter last year.  Non GAAP operating loss for fourth quarter of 2012 totaled $1.8 million, compared to a loss of $2.7 million during the same period last year.

•                  Net Loss: GAAP net loss for the first quarter was $4.8 million or $0.85 per share based on 5.6 million weighted average diluted shares outstanding.  This compares to a GAAP net loss of $5.1 million or $1.33 per share based on 3.8 million weighted average diluted shares outstanding in the prior-year period.

Non-GAAP net loss for the first quarter of 2012 was $2.0 million or $0.08 per share based on 25.2 million weighted average diluted shares outstanding.  This compares to a loss of $2.8 million or $0.12 per share based on 23.4 million weighted average diluted shares outstanding during the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2012 was negative $0.8 million compared to negative $2.0 million for the first quarter of 2011.

•                  Deferred Revenue: Deferred revenue was $75.5 million as of March 31, 2012, an increase of $6.0 million compared to $69.5 million the same date last year.

•                  Cash and cash flow: As of March 31, 2012, Proofpoint had cash and short term investments of $13.2 million, compared to $12.7 million as of December 31, 2011.  Subsequent to the end of the quarter, Proofpoint priced its initial public offering on April 19, 2012, which generated net proceeds of approximately $60 million.

The company generated $0.2 million in net cash from operations and invested $1.3 million in capital expenditures during the first quarter of 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights:

•                  Featured for the first time in Gartner’s “Magic Quadrant for Enterprise Information Archiving”, reflecting the strength of the company’s product offering and the long list of Fortune 1000 customers who have successfully deployed our Proofpoint Archiving solution.

•                  Announced enhancements to the Proofpoint Enterprise™ suite, designed to address the data security, compliance and information governance needs of enterprises that seek to reduce risks while also benefiting from cloud-based file sharing, collaboration and social media platforms.

•                  Announced a new integration with Box to offer enhanced security, compliance and control over documents shared via Box.

•                  Launched Proofpoint Enterprise Governance through the acquisition of NextPage, extending the company’s information archiving and governance capabilities by enabling organizations to deploy a unique digital threading capability to easily track, classify, apply policies and monitor information wherever it is stored across the enterprise.

•                  Introduced two additions to its growing portfolio of solutions for the enterprise mobile workforce. The new Proofpoint Android app allows mobile device users to search for and retrieve archived e-mails stored in Proofpoint Enterprise Archive — including attachments. In addition, we enhanced our one-click message decryption for smart phones and tablets, making the experience of decrypting messages on mobile devices even easier.

Financial Outlook

As of May 17, 2012 Proofpoint is providing guidance for its second quarter and full year 2012 as follows:

•                  Second Quarter 2012 Guidance: Total revenue is expected to be in the range of $24.9 million to $25.3 million. Billings is expected to be in the range of $23.9 million to $24.3 million.  Adjusted EBITDA loss is expected to be in the range of $1.2 million to $1.5 million. Non-GAAP EPS loss is expected to be in the range of $0.09 and $0.10 based on 30.0 million weighted average diluted shares outstanding.

•                  Full Year 2012 Guidance: Total revenue is expected to be in the range of $100.5 million to $101.5 million. Billings is expected to be in the range of $108.0 million to $109.0 million.  Adjusted EBITDA loss is expected to be in the range of $6.2 million and $6.5 million. Non-GAAP EPS loss is expected to be in the range of $0.42 and $0.43 based on 29.3 million weighted average diluted shares outstanding.  Free Cash Flow defined as operating cash flow less capital expenditure, is expected to be in the range of negative $1.1 million to $1.5 million which assumes capital expenditures of approximately $7.0 million.

As of May 1, 2012, there were 31,052,396 total common shares outstanding.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the companys financial results for the first quarter ended March 31, 2012. To access this call, dial 877.591.4953 for the U.S. and Canada or 719.325.4942 for international callers with conference ID #9437933. A live webcast of the conference call will be accessible from the investor’s page of Proofpoint’s website at www.proofpoint.com, and a recording will be archived and accessible at www.proofpoint.com. An audio replay of this conference call will also be available through May 31, 2012, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering pass code 9437933.

About Proofpoint, Inc.

Proofpoint Inc. (NASDAQ:PFPT) is a leading security-as-a-service provider that focuses on cloud-based solutions for threat protection, compliance, archiving & governance and secure communications. Organizations around the world depend on Proofpoint’s expertise, patented technologies and on-demand delivery system to protect against phishing, malware and spam, safeguard privacy, encrypt sensitive information, and archive and govern messages and critical enterprise information. More information is available at www.proofpoint.com.

Proofpoint, Proofpoint Enterprise Governance, Proofpoint Enterprise Privacy and Digital Thread are trademarks or registered trademarks of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in the company’s business, future growth and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: general economic risks; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increased business from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; competition, particularly from larger companies with more resources than the company; execution risks related to new product introductions and innovation; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make the company’s products and services less competitive; risks associated with the adoption of, and demand for, the Security-as-a-Service model in general and by specific industries; risks related to integrating the employees, customers and technologies of acquired businesses; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and the company undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period.  We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP.  First, billings include amounts that have not yet been recognized as revenue.  Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition-related expense, other income, and other expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measures of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating the company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our Prospectus filed with the Securities and Exchange Commission, or the SEC on April 19, 2012.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider these non-GAAP financial measures to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. First, non-GAAP operating loss excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss plus stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles associated with acquisitions. We used a 4% percent effective tax rate to calculate non-GAAP net loss for the first quarter of 2012 and for the first quarter of 2011. We believe that a 4-8% effective tax rate range is a reasonable estimates of the near-term normalized tax rate under our current global operating structure. The same limitations described above regarding our use of non-GAAP operating loss apply to our use of non-GAAP net loss.

Proofpoint, Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2012
Revenue:
Subscription	$16,077	$23,269
Hardware and services	2,704	1,350
Total revenue	18,781	24,619
Cost of revenue:(1)(2)
Subscription	5,816	7,211
Hardware and services	1,583	1,169
Total cost of revenue	7,399	8,380
Gross profit	11,382	16,239
Operating expense:(1)(2)
Research and development	4,941	5,881
Sales and marketing	9,445	12,175
General and administrative	2,048	2,766
Total operating expense	16,434	20,822
Operating loss	(5,052)	(4,583)
Interest income (expense), net	(76)	(60)
Other income (expense), net	149	(31)
Loss before provision for income taxes	(4,979)	(4,674)
Provision for income taxes	(106)	(79)
Net loss	$(5,085)	$(4,753)
Net loss per share, basic and diluted	$(1.33)	$(0.85)
Weighted average shares outstanding, basic and diluted	3,832	5,619

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$98	$129
Cost of hardware and services revenue	7	11
Research and development	278	422
Sales and marketing	429	651
General and administrative	245	288
Total stock-based compensation expense	$1,057	$1,501
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$925	$1,153
Research and development	—	8
Sales and marketing	343	118
Total intangible amortization expense	$1,268	$1,279

Proofpoint, Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	At December 31, 2011	At March 31, 2012

Assets
Current assets
Cash and cash equivalents	$9,767	$12,575
Short-term investments	2,947	616
Accounts receivable, net	15,789	14,334
Inventory	729	494
Deferred product costs, current	1,803	1,738
Prepaid expenses and other current assets	2,556	2,119
Total current assets	33,591	31,876
Property and equipment, net	7,353	6,760
Deferred product costs, noncurrent	987	644
Goodwill	18,557	18,557
Intangible assets, net	6,189	4,910
Other noncurrent assets	1,275	1,981
Total assets	$67,952	$64,728
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,504	$3,638
Accrued liabilities	10,061	9,153
Notes payable and lease obligations	467	830
Deferred rent	517	519
Deferred revenue	52,836	51,425
Total current liabilities	67,385	65,565
Notes payable and lease obligations, noncurrent	4,514	4,123
Other long term liabilities, noncurrent	85	93
Deferred revenue, noncurrent	23,404	24,078
Total liabilities	95,388	93,859

Convertible preferred stock $0.0001 par value—39,424 shares authorized at December 31, 2011 and March 31, 2012; 38,942 shares issued and outstanding at December 31, 2011 and March 31, 2012, respectively, net of issuance costs (liquidation preference of $110,338 at December 31, 2011 and March 31, 2012, respectively)	109,911	109,911
Stockholders’ deficit
Common stock, $0.0001 par value—71,400 shares authorized at December 31, 2011 and March 31, 2012; 4,961 and 6,321 shares outstanding at December 31, 2011 and March 31, 2012, respectively	1	1
Additional paid-in capital	24,773	27,828
Accumulated other comprehensive loss	(3)	—
Accumulated deficit	(162,118)	(166,871)
Total stockholders’ deficit	(137,347)	(139,042)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$67,952	$64,728

Proofpoint, Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2012
Cash flows from operating activities
Net loss	$(5,085)	$(4,753)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,955	2,295
Stock-based compensation	1,057	1,501
Change in fair value of contingent earn-outs	66	—
Changes in assets and liabilities:
Accounts receivable	835	1,455
Inventory	122	235
Deferred products costs	833	408
Prepaid expenses and other current assets	347	437
Noncurrent assets	253	111
Accounts payable	(63)	714
Accrued liabilities	(1,106)	(1,432)
Deferred rent	(27)	2
Deferred revenue	371	(737)
Net cash provided by (used in) operating activities	(442)	236
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	258	2,334
Purchase of property and equipment, net	(653)	(1,287)
Net cash provided by (used in) investing activities	(395)	1,047
Cash flows from financing activities
Proceeds from issuance of common stock, net of repurchases	154	1,553
Repayments of equipment financing loans	(83)	(28)
Net cash provided by financing activities	71	1,525
Net increase (decrease) in cash and cash equivalents	(766)	2,808
Cash and cash equivalents
Beginning of period	12,087	9,767
End of period	$11,321	$12,575

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2012

GAAP Operating Loss	$(5,052)	$(4,583)
Plus:
Stock-based compensation expense	1,057	1,501
Intangible amortization expense	1,268	1,279
Non-recurring acquisition expense	—	—
Non-GAAP Operating Loss	$(2,727)	$(1,803)

GAAP Net Loss	$(5,085)	$(4,753)
Plus:
Stock-based compensation expense	1,057	1,501
Intangible amortization expense	1,268	1,279
Non-recurring acquisition expense	—	—
Non-GAAP Net Loss	$(2,760)	$(1,973)

Weighted average shares outstanding, basic and diluted	3,832	5,619

Plus:
Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	19,543	19,567

Shares used in computing Non-GAAP net loss per share, basic and diluted	23,375	25,186

Non-GAAP net loss, basic and diluted	$(0.12)	$(0.08)

	Quarter Ended
	March 31,
Reconciliation of Net Loss to Adjusted EBITDA	2011	2012

Net Loss	$(5,085)	$(4,753)
Depreciation	$687	$1,017
Amortization of Intangible Assets	$1,268	$1,279
Interest Income (Expense), Net	$76	$60
Provision for Income Taxes	$106	$79
EBITDA	$(2,948)	$(2,318)

Stock Based Comp	$1,057	$1,501
Acquisition Related Expenses	$—	$3
Other Income	$(60)	$—
Other Expense	$(89)	$31
Adjusted EBITDA	$(2,040)	$(783)

	Quarter Ended
	March 31,
Consolidated Cash Flows for the Periods Indicated	2011	2012

Net cash provided by (used in) operating activities	$(442)	$236
Net cash provided by (used in) investing activities	$(395)	$1,047
Net cash provided by financing activities	$71	$1,525

	Quarter Ended
	March 31,
Reconciliation of Total Revenue to Billings	2011	2012

Total Revenue	$18,781	$24,619
Deferred Revenue
Ending	$69,472	$75,503
Beginning	$69,101	$76,240
Net Change	$371	$(737)
Billings	$19,152	$23,882

MEDIA CONTACT:	INVESTOR CONTACT:
ORLANDO DE BRUCE	SETH POTTER
PROOFPOINT, INC.	ICR FOR PROOFPOINT, INC.
408-338-6870	646-277-1230
ODEBRUCE@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM